Ramirez

Suzette:

Wrestling Entertainment, Inc. (“WWE”) is happy to extend the following offer of employment to you:

 Executive Vice President, Chief Human Resources Officer

 1241 E. Main Street, Stamford, CT 06902

 Human Resources

of the Board & Chief Executive Officer

The starting base salary is $725,000 annually, less withholding, which will be paid bi-weekly.

All merit increases will be paid out in accordance with our merit pay-out schedule.

You are eligible to participate in the WWE Bonus Plan. The funding of the plan is based upon the Company’s achievement of financial and/or strategic performance measures, as determined by the WWE in its discretion. The bonus pool funding can increase, decrease or be forfeited based on the level of achievement of the performance measures. The target bonus for your position is 50% of your base salary. Your individual award will be determined based upon your performance appraisal score and management discretion. The terms of any bonus eligibility can be modified or deleted at any time within WWE’s sole discretion.

Conditional upon full Board approval, you will be granted restricted stock units of Class A Common Stock of WWE valued at $500,000, to be received on your official start date. These restricted stock units (less applicable taxes and other deductions required by law) will vest in equal annual installments over three years, at all times subject to and governed by the terms of the Company’s Omnibus Incentive Plan (“OIP”). These shares, as well as future shares, may also be

March 11, 2022

Suzette Ramirez

Dear Suzette:

World Wrestling Entertainment, Inc. (“WWE”) is happy to extend the following offer of employment to you:

Title:  Executive Vice President, Chief Human Resources Officer

Location:  1241 E. Main Street, Stamford, CT 06902

Department:  Human Resources

Reports to:  Vince McMahon, Chairman of the Board & Chief Executive Officer

Start Date:  To be determined upon acceptance

Compensation and Benefits

Base Salary:The starting base salary is $725,000 annually, less withholding, which will be paid bi-weekly.

Merit Increases:All merit increases will be paid out in accordance with our merit pay-out schedule.

Incentive Bonus:You are eligible to participate in the WWE Bonus Plan. The funding of the plan is based upon the Company’s achievement of financial and/or strategic performance measures, as determined by the WWE in its discretion. The bonus pool funding can increase, decrease or be forfeited based on the level of achievement of the performance measures. The target bonus for your position is 50% of your base salary. Your individual award will be determined based upon your performance appraisal score and management discretion. The terms of any bonus eligibility can be modified or deleted at any time within WWE’s sole discretion.

WWE Sign-on

Equity:Conditional upon full Board approval, you will be granted restricted stock units of Class A Common Stock of WWE valued at $500,000, to be received on your official start date. These restricted stock units (less applicable taxes and other deductions required by law) will vest in equal annual installments over three years, at all times subject to and governed by the terms of the Company’s Omnibus Incentive Plan (“OIP”). These shares, as well as future shares, may also be

You will be eligible to participate in all future stock programs that are offered to other key executives in the Company, including the Performance/Restricted Stock (PSU/RSU) program, at all times subject to management’s and the Compensation Committee’s discretion and at all times, all other terms and conditions of your eligibility for equity shall be governed by the OIP. The equity grant is typically determined as a percentage of base salary, which is 80% for your management level. WWE equity vests in equal annual installments over a period of three years following the date of the grant and remains subject to management’s and the Compensation Committee’s sole discretion.

If you voluntarily terminate employment with WWE, or your employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within your first full year of employment, you must reimburse WWE 100% of your sign-on bonus payment.

If you voluntarily terminate employment with WWE, or your employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within two years of your date of hire you must reimburse WWE 67% of your sign-on bonus payment.

If you voluntarily terminate employment with WWE, or your employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within three years of your date of hire you must reimburse WWE 33% of your sign-on bonus payment.

WWE will assist you with expenses related to relocation which are incurred by you during the first 12 months of employment up to a maximum amount of $50,000 issued as follows:

subject to the Company’s stock ownership guidelines, and at all times, all other terms and conditions of your eligibility for equity shall be governed by the OIP.

WWE Equity:You will be eligible to participate in all future stock programs that are offered to other key executives in the Company, including the Performance/Restricted Stock (PSU/RSU) program, at all times subject to management’s and the Compensation Committee’s discretion and at all times, all other terms and conditions of your eligibility for equity shall be governed by the OIP. The equity grant is typically determined as a percentage of base salary, which is 80% for your management level. WWE equity vests in equal annual installments over a period of three years following the date of the grant and remains subject to management’s and the Compensation Committee’s sole discretion.

Sign-On Bonus: In consideration of accepting employment and your agreement to the provisions herein, you will be entitled to receive a one-time sign-on bonus in the amount of $650,000 less applicable deductions payable on the first pay date following 30 days of employment.

•If you voluntarily terminate employment with WWE, or your employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within your first full year of employment, you must reimburse WWE 100% of your sign-on bonus payment.

•If you voluntarily terminate employment with WWE, or your employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within two years of your date of hire you must reimburse WWE 67% of your sign-on bonus payment.

•If you voluntarily terminate employment with WWE, or your employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within three years of your date of hire you must reimburse WWE 33% of your sign-on bonus payment.

Reimbursement is due on or before your last day of employment, and you expressly authorize us to withhold, to the full extent allowed by law, any unpaid amount from any and all amounts (including 25% of salary) the Company would otherwise owe you. Please acknowledge your approval of such withholding by signing the direction letter attached hereto as Exhibit A.

Relocation:WWE will assist you with expenses related to relocation which are incurred by you during the first 12 months of employment up to a maximum amount of $50,000 issued as follows:

In addition, WWE shall provide you with up to (9) months of temporary housing to be secured by WWE.

WWE shall provide you with a car allowance within reason for the calendar year of 2022

You will be eligible for full company benefits on the first day of the month coincident or following your date of hire. WWE benefits include (but are not limited to): medical, dental, life and disability. To help you build a financially secure future, you will be automatically enrolled in our 401k plan at 3%. Should you elect to opt out of the 401k auto-enrollment, please call Fidelity at 1-800- 835-5097, after you receive their confirmation letter. WWE currently matches fifty percent (50%) of your contributions up to six percent (6%) of salary. This match is subject to a one-year vesting and may be changed by the Company at any time within WWE’s sole discretion.

Three (3) weeks’ vacation and three (3) personal days for the calendar year of 2022. Vacation accrual and use subject to WWE policy then in force.

According to WWE’s Severance Policy, if any, in force at the time of separation from employment

•$5,000 (Net) lump sum, plus an additional $45,000 (Net) in reimbursable relocation expenses to cover relocation expenses, payable through WWE’s Global Mobility & Relocation partner, Graebel.

•In addition, WWE shall provide you with up to (9) months of temporary housing to be secured by WWE.

•WWE shall provide you with a car allowance within reason for the calendar year of 2022

All reimbursement is conditioned on your submitting to our relocation vendor, Graebel, all appropriate receipts and any other documentation requested by the WWE within thirty (30) days of the expense being incurred by you. You are responsible for any required tax reporting of, and all taxes due relating to, such reimbursements. Most relocation expenses including temporary housing are considered ordinary income according to IRS regulations and will be added to your taxable income on your W-2 at year-end pursuant to applicable law.

If you voluntarily terminate employment with WWE, or your employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within one year of your date of hire, you must reimburse WWE 100% of relocation costs incurred by WWE on your behalf. Reimbursement is due within 10 days following last day of employment, and you hereby authorize WWE to reduce any final compensation due you to the maximum extent permissible by law to apply to any such amounts owed back to WWE. Accordingly, please also execute the attached acknowledgment.

Benefits:You will be eligible for full company benefits on the first day of the month coincident or following your date of hire. WWE benefits include (but are not limited to): medical, dental, life and disability. To help you build a financially secure future, you will be automatically enrolled in our 401k plan at 3%. Should you elect to opt out of the 401k auto-enrollment, please call Fidelity at 1-800- 835-5097, after you receive their confirmation letter. WWE currently matches fifty percent (50%) of your contributions up to six percent (6%) of salary. This match is subject to a one-year vesting and may be changed by the Company at any time within WWE’s sole discretion.

Vacation:Three (3) weeks’ vacation and three (3) personal days for the calendar year of 2022. Vacation accrual and use subject to WWE policy then in force.

Severance:According to WWE’s Severance Policy, if any, in force at the time of separation from employment and Onboarding

employment relationship with WWE will be “at-will.” This means that either you or WWE can end your employment at any time, for any or no reason.

indicate your acceptance by signing below by March 14, 2022. If you have any questions, please reach out to Trupti Pullen via email at Trupti.Pullen@wwecorp.com.

communication granting you access to our Workday HR system where you will have the opportunity to review and sign our policies and procedures.

behalf of WWE, we are very pleased that you have accepted this offer and look forward to having you join our team.

Hutt

President, Human Resources

March 11, 2022

RamirezDate

Work Week:While the standard work week is 40 hours per week, such hours are subject to business needs as determined by management in its discretion. As an exempt employee, your salary covers all hours worked during any given work week or other time period. You are further expected to work all hours necessary to meet the requirements of your position.

Acceptance and Onboarding

This offer is contingent upon satisfactory reference and background checks and compliance with all Immigration Control and Reform Act requirements. At all times, your employment relationship with WWE will be “at-will.” This means that either you or WWE can end your employment at any time, for any or no reason.

Please indicate your acceptance by signing below by March 14, 2022. If you have any questions, please reach out to Trupti Pullen via email at Trupti.Pullen@wwecorp.com.

Following acceptance of this offer, as it gets closer to your start date, you will receive a communication granting you access to our Workday HR system where you will have the opportunity to review and sign our policies and procedures.

On behalf of WWE, we are very pleased that you have accepted this offer and look forward to having you join our team.

Sincerely,

/s/ MEREDITH HUTT

Meredith Hutt

Vice President, Human Resources

/s/ SUZETTE RAMIREZ-CARR                     March 11, 2022

Suzette Ramirez                                                        Date

Wrestling Entertainment, Inc.

CT 06902

whom it may concern:

Exhibit A acknowledges receipt of a $650,000 of a sign-on bonus which will be payable to me on the first pay date following 30 days of employment and which is reimbursable to WWE as follows:

If I voluntarily terminate employment with WWE, or my employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within my first full year of employment, I will reimburse WWE 100% of my sign-on bonus payment.

If I voluntarily terminate employment with WWE, or my employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within two years of my date of hire I will reimburse WWE 67% of my sign-on bonus payment.

If I voluntarily terminate employment with WWE, or my employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within three years of my date of hire I will reimburse WWE 33% of my sign-on bonus payment.

such case, WWE is hereby authorized and directed to the full extent allowed by law, to withhold the maximum amount permitted by law from any remaining salary due to me and/or any vacation pay or other amounts then due to me from the Company. If any amount due back to WWE remains over and above the offset described herein, I will pay such remaining portion on or before my last day of work with the Company.

relocation which are incurred by me during the first 12 months of employment up to the maximum amount of $50,000. If I voluntarily terminate employment with WWE within one year of my first day of active work, I must reimburse WWE all relocation expenses paid to me as of the termination date; and I will be solely responsible for any such expenses incurred after that termination date. Reimbursement is due within 10 days following last day of employment, and I hereby authorize WWE to reduce any final compensation due me to the maximum extent permissible by law to apply to any such amounts owed back to WWE.

truly yours,

March 11, 2022

RamirezDate

Exhibit A

Human Resources Department

World Wrestling Entertainment, Inc.

1241 East Main Street

Stamford, CT 06902

To whom it may concern:

This Exhibit A acknowledges receipt of a $650,000 of a sign-on bonus which will be payable to me on the first pay date following 30 days of employment and which is reimbursable to WWE as follows:

•If I voluntarily terminate employment with WWE, or my employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within my first full year of employment, I will reimburse WWE 100% of my sign-on bonus payment.

•If I voluntarily terminate employment with WWE, or my employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within two years of my date of hire I will reimburse WWE 67% of my sign-on bonus payment.

•If I voluntarily terminate employment with WWE, or my employment is terminated by WWE for “cause” as currently defined in the Company’s Severance policy, within three years of my date of hire I will reimburse WWE 33% of my sign-on bonus payment.

In such case, WWE is hereby authorized and directed to the full extent allowed by law, to withhold the maximum amount permitted by law from any remaining salary due to me and/or any vacation pay or other amounts then due to me from the Company. If any amount due back to WWE remains over and above the offset described herein, I will pay such remaining portion on or before my last day of work with the Company.

This Exhibit A also acknowledges that WWE will reimburse me for expenses related to relocation which are incurred by me during the first 12 months of employment up to the maximum amount of $50,000. If I voluntarily terminate employment with WWE within one year of my first day of active work, I must reimburse WWE all relocation expenses paid to me as of the termination date; and I will be solely responsible for any such expenses incurred after that termination date. Reimbursement is due within 10 days following last day of employment, and I hereby authorize WWE to reduce any final compensation due me to the maximum extent permissible by law to apply to any such amounts owed back to WWE.

Very truly yours,

/s/ SUZETTE RAMIREZ-CARR                   March 11, 2022

Suzette Ramirez                                                     Date